ARTICLES OF RESTATEMENT
                                     OF THE
                            ARTICLES OF INCORPORATION
                                       OF
                           INVESCO SECTOR FUNDS, INC.


     INVESCO Sector Funds, Inc., a corporation organized and existing under the General Corporation Law of the State of Maryland, certifies to the Maryland State Department of Assessments and Taxation that:

     FIRST: INVESCO Sector Funds, Inc. desires to restate its Articles of Incorporation as currently in effect. The provisions set forth in these Articles of Restatement have been approved by a majority of the entire board of directors of INVESCO Sector Funds, Inc. and are all the provisions of the Articles of Incorporation currently in effect. The Articles of Incorporation of INVESCO Sector Funds, Inc. are hereby restated in the following manner:

                                   ARTICLE I
                                   ---------
                                 NAME AND TERM
                                 -------------

     The name of the corporation is INVESCO Sector Funds, Inc. (the "Company"). The corporation shall have perpetual existence.

                                  ARTICLE II
                                  ----------
                              POWERS AND PURPOSES
                              -------------------

     The nature of the business and the objects and purposes to be transacted, promoted and carried on by the Company are as follows:

     1. To engage in the business of an incorporated investment company of open-end management type and to engage in all legally permissible activities and operations usual, customary, or necessary in connection therewith.

     2. In general, to engage in any other business permitted to corporations by the laws of the State of Maryland and to have and exercise all powers conferred upon or permitted to corporations by the Maryland General Corporation Law and any other laws of the State of Maryland; provided, however, that the Company shall be restricted from engaging in any activities or taking any actions which would preclude its compliance with applicable provisions of the Investment Company Act of 1940, as amended, applicable to open-end management type investment companies or applicable rules promulgated thereunder.

                                  ARTICLE III
                                  -----------
                                CAPITALIZATION
                                --------------

     Section 1. The aggregate number of shares of stock of all series that the Company shall have the authority to issue is six billion five hundred million  (6,500,000,000)  shares  of  Common  Stock, having  a par value  of one cent ($0.01)  per share  of  all  authorized  shares,  having  an  aggregate par
value  of sixty-five  million   dollars  ($65,000,000.00).  Such  stock  may be
issued as full shares or as fractional shares.

     In the exercise of the powers granted to the board of directors pursuant to
Section 3 of this Article III, the board of directors designates nine series of shares of common stock of the Company, with two or more classes of shares of common stock for each series, designated as follows:

               FUND NAME & CLASS                                ALLOCATED SHARES
               -----------------                                ----------------
   INVESCO Energy Fund-Investor Class                  One hundred million shares (100,000,000)
   INVESCO Energy Fund - Class A                       One hundred million shares (100,000,000)
   INVESCO Energy Fund - Class B                       One hundred million shares (100,000,000)
   INVESCO Energy Fund - Class C                       One hundred million shares (100,000,000)
   INVESCO Energy Fund - Class K                       One hundred million shares (100,000,000)

   INVESCO Financial Services Fund - Investor Class    Three hundred million shares (300,000,000)
   INVESCO Financial Services Fund - Class A           One hundred million shares (100,000,000)
   INVESCO Financial Services Fund - Class B           One hundred million shares (100,000,000)
   INVESCO Financial Services Fund - Class C           One hundred million shares (100,000,000)
   INVESCO Financial Services Fund - Class K           One hundred million shares (100,000,000)

   INVESCO Gold & Precious Metals Fund - Investor      Two hundred million shares (200,000,000)
     Class
   INVESCO Gold & Precious Metals Fund - Class A       Two hundred million shares (200,000,000)
   INVESCO Gold & Precious Metals Fund - Class B       Two hundred million shares (200,000,000)
   INVESCO Gold & Precious Metals Fund - Class C       Two hundred million shares (200,000,000)

   INVESCO Health Sciences Fund - Investor Class       One hundred million shares (100,000,000)
   INVESCO Health Sciences Fund - Class A              One hundred million shares (100,000,000)
   INVESCO Health Sciences Fund - Class B              One hundred million shares (100,000,000)
   INVESCO Health Sciences Fund - Class C              One hundred million shares (100,000,000)
   INVESCO Health Sciences Fund - Class K              One hundred million shares (100,000,000)

   INVESCO Leisure Fund - Investor Class               One hundred million shares (100,000,000)
   INVESCO Leisure Fund - Class A                      One hundred million shares (100,000,000)
   INVESCO Leisure Fund - Class B                      One hundred million shares (100,000,000)
   INVESCO Leisure Fund - Class C                      One hundred million shares (100,000,000)
   INVESCO Leisure Fund - Class K                      One hundred million shares (100,000,000)

   INVESCO Real Estate Opportunity Fund - Investor     One hundred million shares (100,000,000)
     Class
   INVESCO Real Estate Opportunity Fund - Class A      One hundred million shares (100,000,000)
   INVESCO Real Estate Opportunity Fund - Class B      One hundred million shares (100,000,000)
   INVESCO Real Estate Opportunity Fund - Class C      One hundred million shares (100,000,000)

   INVESCO Technology Fund - Institutional Class       Three hundred million shares (300,000,000)
   INVESCO Technology Fund - Investor Class            Three hundred million shares (300,000,000)
   INVESCO Technology Fund - Class A                   One hundred million shares (100,000,000)
   INVESCO Technology Fund - Class B                   One hundred million shares (100,000,000)
   INVESCO Technology Fund - Class C                   One hundred million shares (100,000,000)
   INVESCO Technology Fund - Class K                   One hundred million shares (100,000,000)

   INVESCO Telecommunication Funds - Investor Class    Three hundred million shares (300,000,000)
   INVESCO Telecommunications Fund - Class A           Two hundred million shares (200,000,000)
   INVESCO Telecommunications Fund - Class B           Two hundred million shares (200,000,000)
   INVESCO Telecommunications Fund - Class C           Two hundred million shares (200,000,000)
   INVESCO Telecommunications Fund - Class K           Two hundred million shares (200,000,000)

   INVESCO Utilities Fund - Investor Class             One hundred million shares (100,000,000)
   INVESCO Utilities Fund - Class A                    One hundred million shares (100,000,000)
   INVESCO Utilities Fund - Class B                    One hundred million shares (100,000,000)
   INVESCO Utilities Fund - Class C                    One hundred million shares (100,000,000)
   INVESCO Utilities Fund - Class K                    One hundred million shares (100,000,000)

     Unless otherwise prohibited by law, so long as the Company is registered as an open-end investment company under the Investment Company Act of 1940, as amended, the total number of shares that the Company is authorized to issue may be increased or decreased by the board of directors in accordance with the applicable provisions of the Maryland General Corporation Law.

     Each Fund's Class A shares, as set forth above, shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption as set forth in the provisions of the charter of the Company relating to shares of stock of the Company generally.

     Except as set forth below, the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions qualifications and terms or conditions of redemption of each Fund's Class B shares ("Class B Shares"), as set forth above, of stock of the Company shall be as set forth in the provisions of the charter of the Company relating to the shares of stock of the Company generally. In addition, all Class B Shares shall have the following preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption:

     (1) Subject to the provisions of paragraph (3) below, all Class B Shares other than those purchased through reinvestment of dividends and distributions shall automatically convert to Class A Shares of the same series ("Class A Shares") eight (8) years after the end of the calendar month in which a stockholder's order to purchase such shares was accepted.

     (2) Subject to the provisions of paragraph (3) below, Class B Shares purchased through the reinvestment of dividends and distributions paid in respect of Class B Shares will be considered held in a separate sub-account, and will automatically convert to Class A Shares in the same proportion and on the same date as any Class B Shares (other than those in the sub-account) convert to Class A Shares. Other than this conversion feature, the Class B Shares purchased through the reinvestment of dividends and distributions paid in respect of Class B Shares shall have all the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of Class B Shares generally.

     (3) If (1) the Class A shareholders of a series of the Company approve any increase in expenses allocated to the Class A Shares of that series in connection with (a) a plan of distribution adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended, (b) a non-Rule 12b-1 stockholder services plan, or (c) any other plan or arrangement whereby classes of that series pay a different share of other expenses, not including advisory or custodial fees or other expenses related to the management of the Company's assets, then (2) the Class B Shares of that series will stop converting to the Class A Shares unless the Class B shareholders of that series, voting separately, approve the increase in expenses. The board of directors shall have sole discretion in determining whether such increase in expenses is submitted to a vote of holders of Class B Shares. Should an increase in expenses not be submitted to a vote of the holders of Class B shares or, if submitted, should the holders of Class B Shares fail to approve such increase in expenses, the board of directors shall take such action as is necessary to: (a) create a new class (the "New Class A Shares") which shall be identical in all material respects to the Class A Shares of that series as they existed prior to the implementation of the increase in expenses; and (b) ensure that the existing Class B Shares of that series will be exchanged or converted into New Class A Shares no later than the date such Class B Shares were scheduled to convert to Class A Shares. If deemed advisable by the board of directors to implement the foregoing, and at the sole discretion of the Board of Directors, such action may include the exchange of all Class B Shares of that series for a new class of that series (the "New Class B Shares"), identical in all material respects to the Class B Shares of that series except that the New Class B Shares will automatically convert into the New Class A Shares. Such exchanges or conversions shall be effected in a manner that the board of Directors reasonably believes will not be subject to federal taxation.

     Section 2. No holder of stock of the Company shall be entitled as a matter of right to purchase or subscribe for any shares of the capital stock of the Company which it may issue or sell, whether out of the number of shares authorized by these articles of incorporation, or out of any shares of the capital stock of the Company acquired by it after the issue thereof.

     Section 3. The Company is authorized to issue its stock in one or more series or one or more classes of shares, and, subject to the requirements of the Investment Company Act of 1940, as amended, particularly Section 18(f) thereof and Rule 18f-2 thereunder, the different series and classes, if any, hall be established and designated, and the variations in the relative preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as between the different series or classes shall be fixed and determined and may be classified and reclassified by the board of directors; provided that the board of directors shall not classify or reclassify any of such shares into any class or series of stock which is prior to any class or series of stock then outstanding with respect to rights upon the liquidation, dissolution or winding up of the affairs of, or upon any distribution of the general assets of, the Company, except that there may be variations so fixed and determined between different series or classes as to investment objective, purchase price, right of redemption, special rights as to dividends and on liquidation with respect to assets and income belonging to a particular series or class, voting powers and conversion rights. All references to shares in these articles of incorporation shall be deemed to be shares of any or all series and classes of shares of the Company's capital stock as the context may require.

     (a) The number of authorized shares allocated to each series or class and the number of shares of each series or of each class that may be issued shall be in such number as may be determined by the board of directors. The directors may classify or reclassify any unissued shares or any shares previously issued and reacquired of any series or class into one or more series or one or more classes that may be established and designated by the board of directors from time to time. The directors may hold as treasury shares (of the same or some other series or class), reissue for such consideration and on such terms as they may determine, or cancel any shares of any series or any class reacquired by the Company at their discretion from time to time.

     (b)   All  consideration  received by the Company for the issue or sale of
           shares of a particular series or class, together   with  all   assets
           in which such consideration is invested or reinvested, all income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to that series or class for all purposes, subject only to the rights of creditors of that series or class, and shall be so recorded upon the books of account of the Company. In the event that there are any assets, income, earnings, profits and proceeds thereof, funds, or payments which are not readily identifiable as belonging to any particular series or class, the directors shall allocate them among any one or more of the series or classes established and designated from time to time in such manner and on such basis as they, in their sole discretion, deem fair and equitable. Each such allocation by the Company shall be conclusive and binding upon the stockholders of all series or classes for all purposes. The directors shall have full discretion, to the extent not inconsistent with the Investment Company Act of 1940, as amended,
           and the Maryland  General  Corporation Law to determine which   items
           shall be treated as income and which items shall be treated as capital; and each such determination and allocation shall be conclusive and binding upon the stockholders.

     (c) The assets belonging to each particular class or series shall be charged with the liabilities of the Company in respect to that class or series and all expenses, costs, charges and reserves attributable to that class or series, and any general liabilities,
           expenses,  costs,  charges or reserves of the Company   which are not
           readily identifiable as belonging to any particular class or series shall be allocated and charged by the directors to and among any one or more of the classes or series established and designated from time to time in such manner and on such basis as the directors in their sole discretion deem fair and equitable. Each allocation of liabilities, expenses, costs, charges and reserves by the directors shall be conclusive and binding upon the stockholders of all series and classes for all purposes.

     (d) Dividends and distributions on shares of a particular series or class may be paid with such frequency as the directors may determine, which may be daily or otherwise, pursuant to a standing resolution or resolutions adopted only once or with such frequency as the board of directors may determine, to the holders of shares of that series
           or class,  from such of the income and  capital  gains,   accrued or
           realized, from the assets belonging to that series or class, as the directors may determine, after providing for actual and accrued liabilities belonging to that series or class. All dividends and distributions on shares of a particular series or class shall be distributed pro rata to the holders of that series or class in proportion to the number of shares of that series or class held by such holders at the date and time of record established for the payment of such dividends or distributions except that in connection with any dividend or distribution program or procedure, the board of directors may determine that no dividend or distribution shall be payable on shares as to which the stockholder's purchase order and/or payment have not been received by the time or times established by the board of directors under such program or procedure.

           The Company intends to have each series that may be established to represent interests of a separate investment portfolio qualify as a "regulated investment company" under the Internal Revenue Code of 1986, or any successor comparable statute thereto, and regulations promulgated thereunder. Inasmuch as the computation of net income and gains for federal income tax purposes may vary from the computation thereof on the books of the Company, the board of directors shall have the power, in its sole discretion, to distribute in any fiscal year as dividends, including dividends designated in whole or in part as capital gains distributions, amounts sufficient, in the opinion of the board of directors, to enable the respective series to qualify as regulated investment companies and to avoid liability of such series for federal income tax in respect of that year. However, nothing in the foregoing shall limit the authority of the board of directors to make distributions greater than or less than the amount necessary to qualify the series as regulated investment companies and to avoid liability of such series for such tax.

     (e) Dividends and distributions may be made in cash, property or additional shares of the same or another class or series, or a combination thereof, as determined by the board of directors or pursuant to any program that the board of directors may have in effect at the time for the election by each stockholder of the mode
           of  the  making  of  such  dividend  or   distribution   to  that
           stockholder. Any such dividend or distribution paid in shares will be paid at the net asset value thereof as defined in section (4) below.

     (f) In the event of the liquidation or dissolution of the Company or of a particular class or series, the stockholders of each class or series that has been established and designated and is being liquidated shall be entitled to receive, as a class or series, when and as declared by the board of directors, the excess of the assets belonging to that class or series over the liabilities belonging to that class or series. The holders of shares of any particular class or series shall not be entitled thereby to any distribution upon liquidation of any other class or series. The assets so distributable to the stockholders of any particular class or series shall be distributed among such stockholders in proportion to the number of shares of that class or series held by them and recorded on the books of the Company. The liquidation of any particular class or series in which there are shares then outstanding may be authorized by vote of a majority of the board of directors then in office, subject to the approval of a majority of the outstanding securities of that class or series, as defined in the Investment Company Act of 1940, as amended, and without the vote of the holders of any other class or series. The liquidation or dissolution of a particular class or series may be accomplished, in whole or in part, by the transfer of assets of such class or series to another class or series or by the exchange of shares of such class or series for the shares of another class or series.

     (g) On each matter submitted to a vote of the stockholders, each holder of a share shall be entitled to one vote for each share standing in his name on the books of the Company, irrespective of the class or series thereof, and all shares of all classes or series shall vote as a single class or series ("single class voting"); provided, however that (i) as to any matter with respect to which a separate vote of any class or series is required by the Investment Company Act of 1940, as amended, or by the Maryland General Corporation Law, such requirement as to a separate vote by that class or series shall apply in lieu of single class voting as described above; (ii) in the event that the separate vote requirements referred to in (i) above apply with respect to one or more but not all classes or series, then, subject to (iii) below, the shares of all other classes or series shall vote as a single class or series; and (iii) as to any matter which does not affect the interest of a particular class or series, only the holders of shares of the one or more affected classes shall be entitled to vote. Holders of shares of the stock of the Company shall not be entitled to exercise cumulative voting in the election of directors or on any other matter.

     (h) The establishment and designation of any series or class of shares, in addition to the initial class of shares which has been established in section (1) above, shall be effective upon the adoption by a majority of the then directors of a resolution setting forth such establishment and designation and the relative rights and preferences of such series or class, or as otherwise provided in such instrument and the filing with the proper authority of the State of Maryland of
           Articles   Supplementary  setting  forth  such  establishment  and
           designation and relative rights and preferences.

     Section 4. The Company shall, upon due presentation of a share or shares of stock for redemption, redeem such share or shares of stock at a redemption price prescribed by the board of directors in accordance with applicable laws and regulations; provided that in no event shall such price be less than the applicable net asset value per share of such class or series as determined in accordance with the provisions of this section (4), less such redemption or other charge as is determined by the board of directors. Subject to applicable law, the Company may redeem shares, not offered by a stockholder for redemption, held by any stockholder whose shares of a class or series had a value less than such minimum amount as may be fixed by the board of directors from time to time or prescribed by applicable law, other than as a result of a decline in value of such shares because of market action; provided that before the Company redeems such shares it must notify the shareholder by first-class mail that the value of his shares is less than the required minimum value and allow him 60 days to make an additional investment in an amount which will increase the value of his account to the required minimum value. Unless otherwise required by applicable law, the price to be paid for shares redeemed pursuant to the preceding sentence shall be the aggregate net asset value of the shares at the close of business on the date of redemption, and the shareholder shall have no right to object to the redemption of his shares. The Company shall pay redemption prices in cash, except that the Company may at its sole option pay redemption prices in kind in such manner as is consistent with and not in contravention of Section 18(f) of the Investment Company Act of 1940, as amended, and any Rules or Regulations thereunder. Redemption prices shall be paid exclusively out of the assets of the class or series whose shares are being redeemed.

     Notwithstanding the foregoing, the Company may postpone payment of redemption proceeds and may suspend the right of the holders of shares of any class or series to require the Company to redeem shares of that class or series during any period or at any time when and to the extent permissible under the Investment Company Act of 1940, as amended, or any rule or order thereunder.

     The net asset value of a share of any class or series of common stock of the Company shall be determined in accordance with applicable laws and regulations or under the supervision of such persons and at such time or times as shall from time to time be prescribed by the board of directors.

     Section 5. The Company may issue, sell, redeem, repurchase and otherwise deal in and with shares of its stock in fractional denominations and such fractional denominations shall, for all purposes, be shares having proportionately to the respective fractions represented thereby all the rights of whole shares, including without limitation, the right to vote, the right to receive dividends and distributions, and the right to participate upon liquidation of the Company; provided that the issue of shares in fractional denominations shall be limited to such transactions and be made upon such terms as may be fixed by or under authority of the bylaws.

     Section 6. The Company shall not be obligated to issue certificates representing shares of any class or series unless it shall receive a written request therefor from the record holder thereof in accordance with procedures established in the bylaws or by the board of directors.

                                  ARTICLE IV
                                  ----------
                               PREEMPTIVE RIGHTS
                               -----------------

     No stockholder of the Company of any class or series, whether now or hereafter authorized, shall have any preemptive or preferential or other right of purchase of or subscription to any share of any class or series of stock, or shares convertible into, exchangeable for or evidencing the right to purchase stock of any class or series whatsoever, whether or not the stock in question be of the same class or series as may be held by such stockholder, and whether now or hereafter authorized and whether issued for cash, property, services or otherwise, other than such, if any, as the board of directors in its discretion may from time to time fix.

                                   ARTICLE V
                                   ---------
                     PRINCIPAL OFFICE AND REGISTERED AGENT
                     -------------------------------------

     The post office address of the principal office of the Company in the State of Maryland is 32 South Street, Baltimore, Maryland 21202. The resident agent of the Company is The Corporation Trust Incorporated, whose post office address is 32 South Street, Baltimore, Maryland 21202. Said resident agent is a corporation of the State of Maryland. The Company owns no interest in land located in the State of Maryland.

                                  ARTICLE VI
                                  ----------
                                  DIRECTORS
                                  ---------

     Section 1. The board of directors currently consists of eleven members who need not be residents of the State of Maryland or stockholders of the Company.

     Section 2. The names of the current directors who shall act until their successors are duly elected and qualified are as follows:

      Fred A. Deering
      Mark H. Williamson
      Dr. Victor L. Andrews
      Bob R. Baker
      Lawrence H. Budner
      James T. Bunch
      Raymond R. Cunningham
      Richard W. Healey
      Gerald J. Lewis
      John W. McIntyre
      Dr. Larry Soll

     Section 3. The number of directors may be increased or decreased in accordance with the bylaws, provided that the number shall not be reduced to less than three.

     Section 4. A majority of the directors shall constitute a quorum for the transaction of business, unless the bylaws shall provide that a different number shall constitute a quorum; provided, however, that in no case shall a quorum be less than one-third (1/3) of the total number of directors or less than two (2) directors.

     Section 5. No person shall serve as a director, unless elected by the stockholders at an annual meeting or a special meeting called for such purpose; except that vacancies occurring between such meetings may be filled by the directors in accordance with the bylaws, and subject to such limitations as may be set forth by applicable laws and regulations.

     Section 6. The board of directors of the Company is hereby empowered to authorize the issuance from time to time of shares of stock, whether of a class or series now or hereafter authorized, for such consideration as it deems advisable, subject to such limitations as may be set forth herein, in the bylaws, in the Maryland General Corporation Law, and in the Investment Company Act of 1940, as amended.

     Section 7. The board of directors of the Company may make, alter or repeal from time to time any of the bylaws of the Company except any particular bylaw that is specified as not subject to alternation or repeal by the board of directors.

                                  ARTICLE VII
                                  -----------
                         LIABILITY AND INDEMNIFICATION
                         -----------------------------

     Section 1. Directors and officers of the Company, including persons who formerly have served in such capacities, shall have limitations on, and/or immunity from, liability of such directors and officers to the fullest extent permitted by the Maryland General Corporation Law, subject only to such restrictions as may be required by the Investment Company Act of 1940, as amended, and the rules thereunder. Such limitations and/or immunity will apply to acts or omissions occurring at the time an individual serves as a director or officer of the Company, whether such person is a director or officer of the Company at the time of any proceeding in which liability is asserted against the director or officer. No amendment to these Articles of Incorporation or repeal of any of its provisions shall limit or eliminate the benefits provided to directors and officers under this provision with respect to any act or omission which occurred prior to such amendment or repeal.

     Section 2. The Company shall indemnify and advance expenses to its directors and officers, including persons who formerly have served in such capacities, to the fullest extent permitted to directors by the Maryland General Corporation Law and the bylaws of the Company, as such Law and bylaws now or in the future may be in effect, subject only to such limitations as may be required by the Investment Company Act of 1940, as amended, and the rules thereunder.

                                 ARTICLE VIII
                                 ------------
                     SPECIAL VOTING AND MEETING PROVISIONS
                     -------------------------------------

     Section 1. Notwithstanding any provision of Maryland law requiring a greater proportion than a majority of the votes of all classes or of any class of stock entitled to be cast to take or authorize any action, the Company may take or authorize any such action upon the concurrence of a majority of the aggregate number of the votes entitled to be cast thereon.

     Section 2. The presence in person or by proxy of the holders of one-third of the shares of stock of the Company entitled to vote without regard to class shall constitute a quorum at any meeting of stockholders, except with respect to any matter which by law requires the approval of one or more classes of stock, in which case the presence in person or by proxy of the holders of one-third of the shares of stock of each class entitled to vote on the matter shall constitute a quorum.

     Section 3. So long as the Company is registered pursuant to the Investment Company Act of 1940, as amended, the Company will not be required to hold annual shareholder meetings in years in which the election of directors is not required to be acted upon under the Investment Company Act of 1940, as amended.

                                  ARTICLE IX
                                  ----------
                                  AMENDMENT
                                  ---------

     The Company reserves the right from time to time to make any amendment of its articles of incorporation now or hereafter authorized by law, including any amendment which alters the contract rights, as expressly set forth in such articles, of any outstanding stock by classification, reclassification or otherwise, but no such amendment which changes the terms or rights of any of its outstanding shares shall be valid unless such amendment shall have been authorized by not less than a majority of the aggregate number of votes entitled to be cast thereon, by a vote at a meeting or in writing with or without a meeting.

     SECOND: The foregoing amendment was duly adopted in accordance with the requirements of ss.ss. 2-408, -607, and -608 of the General Corporation Law of the State of Maryland. The undersigned Vice President of the Company who is executing on behalf of the Company the foregoing Articles of Restatement, of which this paragraph is made a part, hereby acknowledges, in the name and on behalf of the Company, the foregoing Articles of Restatement to be the corporate act of the Company and further verifies under oath that, to the best of his knowledge, information and belief, the matters and facts set forth herein are true in all material respects, under penalties of perjury.


     IN WITNESS WHEREOF, INVESCO Sector Funds, Inc. has caused these Articles of Restatement to be signed in its name and on its behalf by its Vice President and witnessed by its Secretary on this 28th day of June, 2002.



                                             INVESCO SECTOR FUNDS, INC.


                                             By:/s/ Raymond R. Cunningham
                                                -------------------------
                                                Raymond R. Cunningham
                                                Vice President


[SEAL]


WITNESSED


By:/s/ Glen A. Payne
   -----------------
   Glen A. Payne, Secretary